SCHEDULE 14A INFORMATION

               Consent Solicitation Statement Pursuant to Section 14(a) of
                      The Securities Exchange Act of 1934


Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

    /X/	 Preliminary Proxy Statement - Amended
    / / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /	 Definitive Proxy Statement
    / /	 Definitive Additional Materials
    / /	 Soliciting Material Pursuant to Rule 14a-
		   11(c) or Rule 14a-12


                                 MPTV, Inc.
                 (Name of Registrant as Specified in its Charter)

Payment of Filing Fee:

    /x/	     No fee required
    / /	     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
             			and 0-11

            (1) Title of each class of securities to which transaction applies:
                  ____________________________________________________

            (2) Aggregate number of securities to which transaction applies:
                  ____________________________________________________

       	    (3)	Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
              		  ____________________________________________________

            (4) Proposed maximum aggregate value of transaction:
       	          ____________________________________________________

	      (5) Total fee paid:
		          ____________________________________________________

    / /	      Fee paid previously with preliminary materials.

    / /	      Check box if any part of the fee is offset as provided by
              Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      	     (1) Amount Previously Paid:
		                __________________________________________________

      	     (2) Form, Schedule or Registration Statement No.:
		                __________________________________________________

	           (3) Filing Party:
             		   __________________________________________________

      	     (4) Date Filed:
		                __________________________________________________

                                  MPTV, INC.
                         92 Corporate Park, Suite C-310
                           Irvine, California  92606


To Our Stockholders:


Our Board of Directors is hereby seeking the approval of MPTV's stockholders to effectuate a one-for-ten reverse split of MPTV's common stock. The Board of Directors is seeking this approval by the solicitation of written consents. We are not holding a meeting of stockholders in connection with this consent solicitation.

In this consent solicitation, you are being asked to amend MPTV's Articles of Incorporation to effect a one-for-ten reverse stock split. The number of authorized shares of common stock would remain at 1,900,000,000, but MPTV would have the opportunity to issue additional shares of common stock for financing and other purposes. Our Board of Directors unanimously recommends that you consent to this proposal.

The Consent Solicitation Statement on the following pages describes the matters being presented to you in this consent solicitation.

Our Board of Directors hopes that you will have your stock represented by signing, dating and returning your consent in the enclosed envelope as soon as possible. If you submit a properly executed consent within ten (10) days of the delivery of the first dated consent delivered to MPTV (this date may be extended by our Board of Directors), your stock will be voted in favor of the proposal.


December 17, 2001

HURLEY C. REED
President

                                MPTV, INC.
                      92 Corporate Park, Suite C-310
                        Irvine, California  92606

                        ___________________________

Consent Solicitation Statement
                             December 17, 2001
                        ___________________________

                            GENERAL INFORMATION

Information Regarding Consents

This Consent Solicitation Statement is furnished in connection with the solicitation of stockholder consents by the Board of Directors of MPTV. Our Board is soliciting these consents in lieu of a meeting of stockholders, in connection with the proposed one-for-ten stock split. Only stockholders of record at the close of business on our record date of November 1, 2001 will be entitled to submit a written consent.

We are incorporated in the State of Nevada and are therefore subject to
Title 7 of the Nevada Revised Statutes.   Section 78.320 of the Nevada Revised
Statutes permits our stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the action so taken, represent a majority of the voting power. Our Board of Directors has determined that the votes must be received within 10 days of the date of the first such written consent; however, this date may be extended by our Board of Directors in its sole discretion. Accordingly, if within 10 days following our receipt of the first written consent approving the proposed amendment (unless the Board extends this period) we receive executed consents approving these actions from the holders of a number of shares of our common stock exceeding the number of shares for which holders have forwarded written disapprovals, you will be deemed to have approved the proposal. We intend to amend our Articles of Incorporation as soon as practicable following our receipt of the necessary consents.

All written consents that we receive, regardless of when dated, will expire unless valid, written and unrevoked consents constituting the necessary vote for approval of the proposed action are received by us within 10 days from the date of the first such consent (unless this 10-day period is extended by our Board of Directors). You may revoke your consent at any time, provided that we receive a written, signed and dated revocation prior to the time that we receive written consents sufficient to approve the proposed amendment. A revocation may be in any written form validly signed by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to Hurley C. Reed, President, MPTV, Inc.,
92 Corporate Park, Suite C-310, Irvine, California  92606.

We will pay the costs of soliciting these consents. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Record Date and Consent Rights

Only our stockholders of record as of the close of business on the record date, November 1, 2001, will be entitled to submit a consent on the accompanying form. On that date, there were listed as outstanding 1,784,397,879 shares of our common stock. Each share of common stock is entitled to one vote in the consent solicitation. Consents evidencing a majority of the shares entitled to vote are required in order to approve the proposed actions being submitted to you. To be counted toward the votes required for approval of the proposed actions, your consent must be delivered to us within 10 days of the delivery of the first dated consent (unless such period is extended by our Board of Directors).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of November 1, 2001, relating to the beneficial ownership of our common stock by (i) all persons known by us to beneficially own more than five percent of the outstanding shares; (ii) each of our directors; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, each of the following individuals has sole vesting and sole investment control with respect to the shares he beneficially owns. The address of each of these persons is c/o MPTV, Inc., 92 Corporate Park, Suite C-310, Irvine, California 92606.

The number of shares owned by each stockholder in the following table was calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of our common stock at November 1, 2001 is 1,784,397,879.


                      	      	Number of Shares	          Percent
Name			                 Beneficially Owned	          of Class
Hurley C. Reed	             	        0	                   *

Total Officers and Directors                0                      *

            _________________________________________________
     (*)Less than one percent.

      Mr. Reed's beneficial ownership includes options to purchase 50,000 shares, all of which are exercisable within 60 days of November 1, 2001.




                   PROPOSAL - REVERSE STOCK SPLIT

     The Board of Directors has unanimously approved, and recommends for stockholder approval, the effecting of a one-for-ten (1:10) reverse stock split (the "Reverse Split") in the issued and outstanding shares of MPTV common stock. A one-for one-stock dividend will be declared and paid by MPTV to all shareholders immediately upon the consummation of the Reverse Split.

Reasons for Approving a Reverse Stock Split

   There are various reasons for the proposed Reverse Split, the foremost of which is to increase the price of our traded common stock, which the Board believes would foster confidence in MPTV and assist it in obtaining financing on more favorable terms than otherwise might be available.

   Another projected benefit of the Reverse Split would be a very substantial reduction in the transaction costs associated with trading
in our common stock.   In most cases, trading costs include both
"brokers" trading commissions and the "indirect cost" of "dealer markup," that is, the difference between the buying and selling prices of dealers in a given stock (the "bid-ask spread").

   Further, the Board of Directors believes that the reduction in the number of common shares outstanding, without any corresponding material alteration in the economic composition of MPTV or the relative interests of the securities holders would thus likely enhance the public and institutional perception of our common stock and thus increase investor interest. However, no assurance can be given that the market price of our common stock will increase in direct proportion to the ratio of the Reverse Split. A failure of the common stock's trading price to completely reflect the mathematics of the Reverse Split would result in a reduction in the market value of our securities, but, on the other hand, it is no less likely that the Reverse Split may result in a disproportionately increased value of the market value of our common stock.

   There can be no assurance that the total market capitalization of our common stock after the proposed Reverse Split will be equal to the total market capitalization before the proposed Reverse Split or that the market price following the Reverse Split will either exceed or remain in excess of the current market price.

Potential Effects of the Reverse Split

   Pursuant to the Reverse Split, each holder of shares of our common stock (the "old common stock") immediately prior to the effectiveness of the Reverse Split will become the holder of fewer shares of our common stock (the "new common stock") after consummation of the Reverse Split. Although the Reverse Split will not, by itself, impact our assets or properties, the Reverse Split could result in a decrease in the aggregate market value of our equity capital. The Reverse Split will not result in some stockholders owning "odd-lots." All fractional share holdings shall be rounded up to whole numbers. For example, if a shareholder owns 101 shares of old common stock, after the Reverse Split that shareholder will now own 11 shares of new common stock, not 10.1 shares of new common stock.

   All outstanding options, warrants, rights and convertible securities will be appropriately adjusted for the Reverse Split automatically on the
effective date of the Reverse Split.   The Reverse Split will affect all
stockholders equally and will not affect any stockholder's proportionate equity interest in us except for those stockholders who would receive cash in lieu of fractional shares. None of the rights currently accruing to holders of our common stock, options or warrants to purchase common stock or securities convertible into common stock will be affected by the
Reverse Split.   Following the Reverse Split, each share of new common
stock will entitle the holder thereof to one vote per share and will otherwise be identical to one share of the old common stock.

   We are currently authorized to issue a maximum of 1,900,000,000 shares of common stock. Although the number of authorized shares of common stock will not change as a result of the Reverse Split, the number of shares of common stock issued and outstanding will be reduced to a number that will be approximately equal to (a) the number of shares of common stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, divided by (b) 10 in accordance with the ratio of the Reverse Split, and (c) increased by the rounding up of any fractional shares to whole shares. Immediately upon the consummation of the
Reverse Split, the Board will declare a one-for-one stock dividend, with one share of MPTV common stock to be issued for each share of new common stock held on that date. With the exception of the number of shares issued and outstanding, the rights and preference of the shares of common stock prior and subsequent to the Reverse Split will remain the same. It is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders or any aspect of our business would materially change as a result of the
Reverse Split.   Our Common Stock is currently registered under
Section 12(g) of the Securities Exchange Act of 1934, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split is not the first step in, and will not have the effect of, a "going private transaction" covered by Rule 13e-3
under the Exchange Act.   Additionally, the Reverse Split will not
affect the registration of our Common Stock under the Exchange Act, as we will continue to be subject to the Exchange Act's periodic reporting requirements.

Increase of Shares of Common Stock Available for Future Issuance

   As a result of the Reverse Split, there will be a reduction in the number of shares of our common stock issued and outstanding and an associated increase in the number of authorized shares that would be unissued and available for future issuance after the Reverse Split
(the "Available Shares"). The Available Shares may be used for any proper corporate purpose approved by the Board including, among others, future financing transactions.

Effectiveness of Reverse Split

   The Reverse Split will be effected at a ratio of one-for-ten. Commencing on the date of the Reverse Split, each old common stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of common stock resulting from the Reverse Split and each stockholder of record who owns a fewer number of shares of our common stock than the Reverse Split ratio shall have his or her fractional shares rounded up to equal one whole share of
new common stock.   As soon as practicable after the filing date,
stockholders will be notified as to the effectiveness of the Reverse Split and instructed as to how and when to surrender their certificates representing shares of old common stock in exchange for certificates representing shares of new common stock. We intend to use United Stock Transfer as our exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Split.

Recommendation and Vote

The affirmative consent of holders of a majority of outstanding shares of our common stock is necessary for the approval of this proposal. Our Board of Directors recommends that you consent to the reverse stock split.

Annual Report on Form 10-KSB

A copy of our annual report on Form 10-KSB for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, may be obtained by stockholders without charge by writing to: MPTV, Inc., 92 Corporate Park, Suite C-310, Irvine, California 92606, Attention: Corporate Secretary. In addition, you may access this annual report through the Securities and Exchange Commission's Web site, www.sec.gov.